No. 1                                    $46,519,000


                                    ConAgra, Inc.

                    Series BB Adjustable Rate Debentures due 2043


                       ConAgra, Inc., a Delaware corporation (the
             "Issuer"), for value received, hereby promises to pay to ConAgra Capital, L.C. ("Capital") or registered assigns, at the office or agency of the Issuer in The City of New York, the principal sum of $46,519,000 Dollars on June 30, 2043, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, at a rate equal to 7.06% per annum from June 8, 1994 to and including August 31, 1994 and interest for each monthly interest period thereafter at a rate per annum equal to the Applicable Interest Rate in effect for the Quarterly Period in which such interest period occurs until such principal sum is paid or duly made available for payment.

                  Except as provided below in this paragraph, the
             "Applicable Interest Rate" for any Quarterly Period will be equal to 95% of the Effective Rate (as defined below), but not less than 5.0% per annum, or more than 10.5% per annum. The "Effective Rate" for any Quarterly Period will be equal to the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate (each as defined below) for such Quarterly Period. In the event that the Company determines in good faith that for any reason:

                       (i) any one of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate cannot be determined for any Quarterly Period, then the Effective Rate for such Quarterly Period will be equal to the higher of whichever two of such rates can be so determined;

                       (ii) only one of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate can be determined for any Quarterly Period, then the Effective Rate for such Quarterly Period will be equal to whichever such rate can be so determined; or

                       (iii) none of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Thirty Year Constant













                  Maturity Rate can be determined for any Quarterly Period, then the Effective Rate for the preceding Quarterly Period will be continued for such Quarterly Period.

                  Except as described below in this paragraph, the
             "Treasury Bill Rate" for each Quarterly Period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period (as defined below)) for three-month U.S. Treasury bills, as published weekly by the Federal Reserve Board (as defined below) during the Calendar Period immediately preceding the last ten calendar days preceding the Quarterly Period for which the interest rate on the Series BB Debentures is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum market discount rate during any such Calendar Period, then the Treasury Bill Rate for such Quarterly Period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period) for three-month U.S. Treasury bills, as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. In the event that a per annum market discount rate for three-month U.S. Treasury Bills is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Treasury Bill Rate for such Quarterly Period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period) for all of the U.S. Treasury bills then having remaining maturities of not less than 80 nor more than 100 days, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such rates, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. In the event that the Company determines in good faith that for any reason no such U.S. Treasury bill rates are published as provided above during such Calendar Period, then the Treasury Bill Rate for such Quarterly Period will be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable non-interest-bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Company by at least three recognized dealers in U.S.

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             Government securities selected by the Company.  In the event that the Company determines in good faith that for any reason the Company cannot determine the Treasury Bill Rate for any Quarterly Period as provided above in this paragraph, the Treasury Bill Rate for such Quarterly Period will be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable interest-bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Company by at least three recognized dealers in U.S. Government securities selected by the Company.

                  Except as described below in this paragraph, the "Ten
             Year Constant Maturity Rate" for each Quarterly Period will be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (as defined below) (or the one weekly per annum Ten Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last ten calendar days preceding the Quarterly Period for which the interest rate on the Series BB Debentures is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Ten Year Average Yield during such Calendar Period, then the Ten Year Constant Maturity Rate for such Quarterly Period will be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. In the event that a per annum Ten Year Average Yield is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Ten Year Constant Maturity Rate for such Quarterly Period will be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities (as defined below)) then having remaining maturities of not less than eight nor more than twelve years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. In the event that the Company determines in

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             good faith that for any reason the Company cannot determine the Ten Year Constant Maturity Rate for any Quarterly Period as provided above in this paragraph, then the Ten Year Constant Maturity Rate for such Quarterly Period will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eight nor more than twelve years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Company by at least three recognized dealers in U.S. Government securities selected by the Company.

                  Except as described below in this paragraph, the
             "Thirty Year Constant Maturity Rate" for each Quarterly Period will be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (as defined below) (or the one weekly per annum Thirty Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last ten calendar days preceding the Quarterly Period for which the interest rate on the Series BB Debentures is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Thirty Year Average Yield during such Calendar Period, then the Thirty Year Constant Maturity Rate for such Quarterly Period will be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (or the one weekly per annum Thirty Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. In the event that a per annum Thirty Year Average Yield is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Thirty Year Constant Maturity Rate for such Quarterly Period will be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having remaining maturities of not less than twenty-eight nor more than thirty years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the

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             Company.  In the event that the Company determines in good faith that for any reason the Company cannot determine the Thirty Year Constant Maturity Rate for any Quarterly Period as provided above in this paragraph, then the Thirty Year Constant Maturity Rate for such Quarterly Period will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than twenty-eight nor more than thirty years (or, in the absence of which, having maturities of not less than twenty-five years or, in the further absence of which, twenty years) from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Company by at least three recognized dealers in U.S. Government securities selected by the Company.

                  The Treasury Bill Rate, the Ten Year Constant Maturity
             Rate and the Thirty Year Constant Maturity Rate will each be rounded to the nearest five hundredths of a percent.

                  The Applicable Interest Rate with respect to each
             Quarterly Period will be calculated as promptly as practicable by the Company according to the appropriate method described above.

                  As used above, the term "Calendar Period" means a
             period of fourteen calendar days; the term "Federal Reserve Board" means the Board of Governors of the Federal Reserve System; the term "Quarterly Period" means the three-month period ending November 30, 1994 and each three-month period ending February 28 (or February 29), May 31, August 31 and November 30 thereafter; the term "Special Securities" means securities which can, at the option of the holder, be surrendered at face value in payment of any Federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount; the term "Ten Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years); and the term "Thirty Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of thirty years).

                  To the extent allowed by law, the Issuer will also pay
             interest on overdue installments of interest at the rate used to compute such installments. The amount of interest payable for any full monthly interest period shall be computed on the basis of twelve 30-day months and a 360-day

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             year and, for any period shorter than a full monthly
             interest period, shall be computed on the basis of the actual number of days elapsed in such period. Such interest shall be payable monthly on the last day (an "Interest Payment Date") of each calendar month, commencing on June 30, 1994 to the holder or holders of this Debenture on the relevant record date (each, a "Record Date"), which shall be one Business Day prior to the relevant Interest Payment Date. If Interest Payment Date is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day (and the Record Date for such Interest Payment Date shall be one Business Day prior to the date on which payment is to be made), in each case with the same force and effect as if made on such date. If at any time following the issuance of the Common Securities, Capital shall be required to pay, with respect to its income derived from the interest payments on the Series BB Debentures, any amounts, for or on account of any taxes, duties, assessments or governmental charges of whatever nature imposed by the United States or any other taxing authority, then, in any such case, the Issuer will pay as interest such additional amounts ("Additional Interest") as may be necessary in order that the net amounts received and retained by Capital after the payment of such taxes, duties, assessments or governmental charges shall result in Capital's having such funds as it would have had in the absence of the payment of such taxes, duties, assessments or governmental charges. Notwithstanding the forgoing, the Issuer shall have the right at any time or times during the term of the Series BB Debentures, so long as the Issuer is not in default in the payment of interest under any of the Securities, to extend the interest payment period for the Series BB Debentures up to 18 months; provided that at the end of such period the Issuer shall pay all installments of interest then accrued and unpaid (together with interest thereon at the rate used to compute such installments to the extent permitted by applicable law); provided further that, during any such extended interest period, neither the Issuer nor any majority owned subsidiary of the Issuer shall pay or declare any dividends on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than payments to redeem common share purchase rights under the Issuer's shareholder rights plan dated July 10, 1986, as amended, or to declare a dividend of similar share purchase rights in the future); and provided further that any such extended interest period may only be selected with respect to the Series BB Debentures if an extended interest period of identical length is simultaneously selected for all Securities. Prior to the

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             termination of any such extended interest payment period for the Series BB Debentures, the Issuer may further extend the interest payment period for the Series BB Debentures; provided that such extended interest payment period for the Series BB Debentures together with all such further extensions thereof, may not exceed 18 months; and provided further that any such further extended interest period may only be selected with respect to the Series BB Debentures if a further extended interest period of identical length is simultaneously selected for all Securities. Following the termination of any extended interest payment period, if the Issuer has paid all accrued and unpaid interest required by the Securities for such period, then the Issuer shall have the right to again extend the interest payment period up to 18 months as herein described. The Issuer shall give
             Capital notice of its selection of any extended interest payment period one Business Day prior to the earlier of (i) the date Capital declares the related distribution, if any, to the holders of the Common Interests or (ii) the date Capital is required to give notice of the record or payment date of such related distribution, if any, to the holders of the Common Interests to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Common Interests, but in any event not less than two
             Business Days prior to such Record Date.

                       Reference is made to the further provisions of
             this Debenture set forth below. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

                       This Debenture shall not be valid or become
             obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse or succeeding pages hereof.

                       This Debenture is one of a duly authorized issue
             of debentures, notes, bonds or other evidences of indebtedness of the Issuer (hereinafter called the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture dated as of March 10, 1994 and supplemental indentures thereto (herein collectively called the "Indenture"), duly executed and delivered by the Issuer and First Trust National Association, as Trustee (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate

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             principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as in the Indenture provided. This Debenture is one of a series designated as the "Series BB Adjustable Rate Debentures due 2043" (the "Series BB Debentures") of the Issuer, limited in aggregate principal amount to $46,519,000.

                       In case an Event of Default with respect to the
             Series BB Debentures, as defined in the Indenture, shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

                       The Indenture contains provisions permitting the
             Issuer and the Trustee, with the consent of the Holders of not less than 66-2/3% in aggregate principal amount of the Securities at the time Outstanding (as defined in the Indenture) of all series to be affected (voting as one class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each such series; provided, however, that no such supplemental indenture shall (i) extend the final maturity of any Security, or reduce the principal amount thereof or any premium thereon, or reduce the rate or extend the time of payment of any interest thereon, or impair or affect the rights of any Holder to institute suit for the payment thereof, without the consent of the Holder of each Security so affected, or (ii) reduce the aforesaid percentage of Securities, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holder of each Security affected. It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any series, prior to any declaration accelerating the maturity of such Securities, the Holders of a majority in aggregate principal amount Outstanding of the Securities of such series (or, in the case of certain defaults or Events of Default, all or certain series of the Securities) may on behalf of the Holders of all the Securities of such series (or all or certain series of the Securities, as the case may be) waive any such past default or Event of Default and its consequences. The preceding sentence shall not, however, apply to a continuing default in the payment of the principal of or premium, if any, or interest on any of the Securities. Any such consent or waiver by the Holder of this Debenture (unless revoked as provided in the Indenture)

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             shall be conclusive and binding upon such Holder and upon
             all future Holders and owners of this Debenture and any Debenture which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Debenture or such other Debentures.

                       No reference herein to the Indenture and no
             provision of this Debenture or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium and interest on this Debenture in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

                       The Series BB Debentures are issuable in
             registered form without coupons in denominations of $25 and any integral multiple of $25 at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, and in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, Series BB Debentures may be exchanged for a like aggregate principal amount of Series BB Debentures of other authorized denominations.

                       Upon not less than 30 nor more than 60 days' prior
             notice, the Issuer shall have the right to prepay the Series BB Debentures (together with any accrued but unpaid interest, including Additional Interest, if any, on the portion being prepaid), without premium or penalty,

                       (i) in whole or in part, as the case may be, at any time on or after June 30, 1999; and

                       (ii) in whole at any time if the Issuer and
                  Capital have been advised by independent nationally recognized legal counsel that, as a result of any change after June 1, 1994 in United States law (including the enactment or imminent enactment of any legislation, the publication of any judicial decisions or regulatory rulings or a change in the official position or in the interpretation of law or regulations), there exists more than an insubstantial risk that the Issuer will be precluded from deducting the interest on the Series BB Debentures for federal income tax purposes, all as further provided in the Indenture.

                       The Series BB Debentures are, to the extent and in
             the manner provided in the Indenture, expressly subordinate and junior in right of payment of all Senior Indebtedness as provided in the Indenture, and each holder of this Debenture, by his acceptance hereof, agrees to and shall be

                                          9













             bound by such provisions of the Indenture and authorizes and directs the Trustee in his behalf to take such action as appropriate to effectuate such subordination and appoints the Trustee his attorney-in-fact for any and all such purposes. The Indenture defines Senior Indebtedness as obligations (other than non-recourse obligations and the Securities) of, or guaranteed or assumed by, the Issuer for borrowed money (including both senior and subordinated indebtedness for borrowed money (other than the Securities)) or evidenced by bonds, debentures, notes or other similar instruments, and amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligation, whether existing as of the date hereof or subsequently incurred by the Issuer.

                       Upon due presentment for registration of transfer
             of this Debenture at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, a new Debenture or Debentures of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

                       The Issuer, the Trustee and any authorized agent
             of the Issuer or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Debenture (whether or not this Debenture shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and premium, if any, and subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

                       No recourse under or upon any obligation, covenant
             or agreement of the Issuer in the Indenture or any indenture supplemental thereto or in any Debenture, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.




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                       Terms used herein which are defined in the
             Indenture shall have the respective meanings assigned thereto in the Indenture.


                       IN WITNESS WHEREOF, ConAgra, Inc. has caused this
             instrument to be signed by facsimile by its duly authorized officers and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

                  Dated:  June 8, 1994

                                      ConAgra, Inc.


                                      By  /s/  James P. O'Donnell
                                           James P. O'Donnell, Vice
                                           President, Finance and
                                           Treasurer





                       This is one of the Securities of the series
             designated herein referred to in the within-mentioned
             Indenture.

                                           First Trust National
                                           Association, as Trustee


                                           By /s/ K. Barrett
                                                Authorized Signatory




















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